Registration No. 33-55561
                                             Rule 424 (b)(2)

REVISED PRICING SUPPLEMENT No. 53 Dated February 20, 1996 (To
Prospectus dated September 23, 1994)

                         $2,500,000,000

     H O U S E H O L D  F I N A N C E  C O R P O R A T I O N

                        Medium Term Notes

           Due Nine Months or More from Date of Issue
                         ________________


Principal Amount:        $20,000,000

Price to Public:         100%

Issue Date:              February 23, 1996

Stated Maturity:         February 23, 2001

Redeemable On or After:  Not Applicable

Fixed Interest Rate:     5.82%

Interest Payment Dates: On the 23rd day of February and August of each year, commencing on August 23, 1996, and the Stated
     Maturity.

Regular Record Date: The date fifteen (15) calendar days (whether or not a Business Day) prior to each Interest Payment Date or the Stated Maturity, as the case may be.

Agent:  Merrill Lynch & Co., as Principal

Agent's Discount or Commission:    Not applicable.















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